TENDER OFFER AGREEMENT


          THIS TENDER OFFER AGREEMENT ("Agreement") dated as of the 28th day of December 2000, by and among The Langer Biomechanics Group, Inc., a
New York corporation (the "Company"), and OrthoStrategies, Inc., a New York corporation ("OS") and OrthoStrategies Acquisition Corp., a New York corporation and wholly owned subsidiary of OS ("Purchaser").

                                    RECITALS

          WHEREAS, the respective Boards of Directors of OS, Purchaser and the Company have determined that it is in the best interests of their respective shareholders for Purchaser to acquire majority ownership of the Company on the terms and condition set forth herein;

          WHEREAS, it is intended that such acquisition be accomplished by Purchaser's effecting a cash tender offer to purchase up to 75% of the issued and outstanding shares of common stock, $.02 par value per share, of the Company (the "Shares"); and

          WHEREAS, the Company,  OS  and   Purchaser   desire  to  make  certain
representations, warranties, covenants and agreements in connection with this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    SECTION I

                                THE TENDER OFFER

          A. Tender Offer. (i) Provided that this Agreement shall not have been terminated in accordance with Section X hereof, as promptly as practicable (but in no event later than eight (8) business days following the execution and delivery of this Agreement, unless the Company and the Purchaser have otherwise agreed), Purchaser will commence a tender offer (the "Offer") for up to 1,959,886 Shares (representing 75% of the Shares currently outstanding as represented by the Company in Section III.D) at a price of $1.525 per Share, net to the seller in cash (as such Offer may be amended in accordance with the terms of this Agreement) (the "Offer Price"), which Offer shall be subject to the terms and conditions set forth in Annex A hereto (the "Offer Conditions"). The initial expiration date of the Offer shall be the date 20 business days from and including the date (the "Commencement Date") the Offer is commenced (in accordance with the applicable regulations). Purchaser expressly reserves the right, in its sole discretion, to waive any condition and to set forth or change any other term or condition of the Offer, provided that, unless previously approved by the Company in writing, no provision may be set forth or changed which decreases the price per Share payable in the Offer, changes the form of consideration payable in the Offer (other than by adding consideration), or imposes conditions to the Offer in addition to those set forth herein that are materially adverse to holders of the Shares. Purchaser covenants and agrees that, subject to the terms and conditions of the Offer, including but not limited to the Offer Conditions and the provisions regarding proration of the Shares to be purchased, it will accept for payment and pay for all Shares validly tendered and not withdrawn that it is obligated to purchase (i.e., if at least 1,959,886 Shares are tendered, then 1,959,886 Shares will be purchased), as soon as it is permitted to do so under applicable law. Purchaser shall have the right, in its sole discretion, to extend the Offer from time to time; provided, however, that, without the written consent of the Company, Purchaser cannot extend the Offer for more than five business days unless applicable laws or regulations so require or a condition which is a prerequisite to fixing the Closing Date has not been satisfied. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company.

          (ii) The Company hereby approves of and consents to the Offer and represents and warrants that: (i) its Board of Directors (the "Board"), at a meeting duly called and held on December 19, 2000, unanimously (A) determined that this Agreement and the transactions contemplated hereby, including the Offer, are fair to and in the best interests of the holders of Shares, (B) approved this Agreement and the transactions contemplated hereby, including the Offer, and (C) resolved to recommend, subject to its continued fiduciary duties, that the stockholders of the Company accept the Offer and tender their Shares to Purchaser; and (ii) Cronkite & Kissell (the "Financial Advisor") delivered to the Board on December 28, 2000, its opinion that the consideration to be received by holders of Shares pursuant to the Offer is fair to such holders and the Company from a financial point of view and such opinion has not been revoked or withdrawn. The Company has been authorized by the Financial Advisor (such consent not to be unreasonably withdrawn), to include a copy of such fairness opinion (or a reference thereto) in a Solicitation/Recommendation Statement on
Schedule 14D-9 (the "Schedule 14D-9") to be filed with the Securities and Exchange Commission ("SEC") upon commencement of the Offer. The Company hereby consents to the inclusion in the Offer Documents (as defined in Section 1.A(iii)) of the recommendations of the Board described herein.

          (iii) On the date the Offer is commenced, Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule TO"). The Schedule TO will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by Purchaser with respect to the information supplied by the Company in writing for inclusion in the Offer Documents. Purchaser further agrees to use commercially reasonable efforts to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Purchaser, on the one hand, and the Company, on the other hand, agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and Purchaser further agrees to use commercially reasonable efforts to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the initial Schedule TO, and any and all amendments thereto, before they are filed with the SEC. In addition, Purchaser agrees to provide the Company and its counsel copies of any written comments or other communications that Purchaser or its counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

          (iv) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule
14D-9 which, subject to the terms of this Agreement, shall contain the recommendation referred to in clause (C) of Section 1.A(ii) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by the Company with respect to information supplied by Purchaser in writing for inclusion in the Schedule 14D-9. The Company further agrees to use commercially reasonable efforts to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company, on the one hand, and Purchaser, on the other hand, agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to use commercially reasonable efforts to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Purchaser and its counsel shall be given the opportunity to review the initial Schedule 14D-9, and any and all amendments thereto, before they are filed with the SEC. In addition, the Company agrees to provide Purchaser and its counsel copies of any written comments or other communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

          (v) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Purchaser, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of the most recent practicable date, and shall furnish Purchaser with such information and assistance as Purchaser or its agents may reasonably request in communicating the Offer to the stockholders of the Company.

                                   SECTION II

                              CLOSING; CLOSING DATE

          The closing of the purchase of Shares pursuant to the Offer (the "Closing") shall take place at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016 at 10:00 a.m. (i) on the first business day on which the last to be fulfilled or waived of the conditions set forth in Section IX hereof shall be fulfilled or waived in accordance with this Agreement or (ii) on such other date as the Company and Purchaser may agree (the "Closing Date").


                                   SECTION III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          The Company hereby represents and warrants to OS and Purchaser that as of the date hereof and as of the Closing Date, except as disclosed on the Company Disclosure Schedule (the "Company Disclosure Schedule") delivered by the Company to OS simultaneously with the execution and delivery hereof (although a disclosure in response to any Section on the Company Disclosure Schedule shall be deemed a disclosure in response to all other relevant Sections, the Company will endeavor to provide appropriate cross references):

          A. Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged. The Company is authorized or qualified to do business and is in good standing in each other jurisdiction in which the character of the property owned, leased or operated by the Company, or the nature of the business or activities conducted by the Company, make such authorization or qualification necessary. The Company Disclosure Schedule sets forth all jurisdictions in which the Company is authorized or qualified to do business. Except for the Subsidiaries (as defined in III.E.), the Company has no subsidiaries, owns no capital stock or other proprietary interest, directly or indirectly, in any other corporation, association, trust, partnership, limited liability company, joint venture or other entity ("Entity") and has no agreement with any person, firm, corporation group or other Entity (collectively, "Person") to acquire any such capital stock or other proprietary interest. The Company has full power, authority and legal right, and all necessary approvals, permits, licenses and authorizations to own its properties and to conduct its business in the manner in which it is presently operated and to enter into and consummate the transactions contemplated under this Agreement. The copies of the articles of incorporation and by-laws of the Company and each of the Subsidiaries ("Charter Documents") and minute books and stock ledgers of the Company and the Subsidiaries, all of which have been delivered to or made available to OS, are complete and correct, in all material respects, and neither the Company nor any Subsidiaries are in violation of any Charter Documents.

          B. Authority. The Company has the full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby and to perform its obligations pursuant to the terms of this Agreement. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and agreements hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, affecting creditors' rights generally and general principles of equity.

          C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the articles of incorporation or by-laws of the Company or, assuming compliance with applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"), any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach of any of the terms of or constitutes a default under or results in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of the assets of the Company or any Subsidiary is bound. Other than compliance with applicable requirements of the Exchange Act and the applicable provisions of the New York Business Corporation Law (BCL 1600 et. seq.), no consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for required consents, if any, to assignment of permits, certificates, contracts, leases and other agreements as set forth in the Company Disclosure Schedule.

          D. Capitalization. The authorized capital stock of the Company consists of (i) 10,000,000 shares of common stock, par value $.02 per share (as previously defined, the "Shares"), and (ii) 250,000 shares of preferred stock, $1.00 par value per share, of which 1,306 shares were issued as Series A Preferred Stock and later converted into Shares. As of the date hereof, there are outstanding (w) 2,613,181 Shares, (x) no shares of preferred stock and (y) options to purchase an aggregate of 301,000 Shares(collectively, the "Options"). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section III.D. there are outstanding (1) no shares of capital stock or other voting securities of the Company, (2) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (3) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (as used herein, the term "Company Securities" shall be deemed to include (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) options, warrants and other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. As of the date of this Agreement, (i) the Company is a NASDAQ small-cap company and to its knowledge is in compliance with the rules and regulations governing or relating to a NASDAQ small-cap listing company, and (ii) has not received notification that (a) it is in violation of the rules or regulations of NASDAQ or (b) is being considered for delisting of its shares.

          E. Subsidiaries. (i) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary has all corporate power and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. For purposes of this Agreement, "Subsidiary" of the Company means any corporation or other entity of which all of the outstanding securities or other ownership interests are owned directly or indirectly by the Company. Unless otherwise noted or as the context shall otherwise require, references herein to the Company shall include the Company and each of the Subsidiaries.

          (ii) All of the outstanding capital stock of each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any lien, encumbrance, security interest or claim whatsoever. The Company Disclosure Schedule sets forth, for each Subsidiary, the outstanding capital stock, jurisdiction of incorporation and all jurisdictions in which it is qualified to do business as a foreign corporation. There are no outstanding (a) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, or (b) options, warrants or other rights to acquire from the Company or any of its Subsidiaries, and there is no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company (as used herein, the term "Company Subsidiary Securities" shall be deemed to include (i) shares of capital stock or other voting securities of any Subsidiary, (ii) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary, or (iii) options, warrants or other rights to acquire from the Company or any Subsidiary any capital stock, voting security or other security convertible into or exchangeable for capital stock or voting securities of any Subsidiary). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities. The Company has completed the purchase of the minority interests in its UK Subsidiary and now owns 100% of the outstanding capital stock of such Subsidiary.

          F. Corporate Records. The corporate record books (including the stock records) of the Company and the Subsidiaries have been made available to Purchaser and are complete, accurate and up to date in all material respects with all necessary signatures and set forth all meetings and actions taken by the shareholders and directors of the Company as required by law or the Company By-Laws and all transactions involving the Shares.

          G. SEC Filings; Financial Statements. (i) The Company has delivered to OS (a) the Company's annual report on Form 10-K for the fiscal year ended February 29, 2000 (the "Company 10-K"), (b) its quarterly reports on Form 10-Q for its fiscal quarters ended May 27, 2000 and August 26, 2000, (c) its current reports on Form 8-K dated September 21, 2000, Form 8-K/A dated September 22, 2000 and Form 8-K dated November 17, 2000, (d) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company since February 29, 2000, and (e) all of its other reports, statements, schedules and registration statements filed with the SEC since February 29, 2000, and all materials incorporated therein by reference (the filings referred to in clauses
(a) through (e) and delivered to OS prior to the date hereof being hereinafter referred to as the "Company Reports").

          (ii) As of their respective filing dates, the Company Reports complied with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. As of their respective filing dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiaries included in the Company 10-K and the quarterly reports on Form 10-Q referred to in Section III. G(i) (collectively, the "Financial Statements") fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which, individually or in the aggregate, would have a material adverse effect on the financial condition, business or results of operations of the Company and the Subsidiaries taken as a whole (a "Company Material Adverse Effect").

          (iii) All issued and outstanding Company Securities were offered, issued, sold and delivered by the Company in compliance with all applicable federal and state laws concerning the issuance of securities.

          (iv) The Company is not a party to any agreement or commitment obligating it to register or offer for sale any Company Securities.

          (v) Since January 1, 1997, the Company has made all necessary filings with the SEC required of it under the Exchange Act and other federal securities laws.

          H. Absence of Certain Changes. Except as contemplated hereby or as set forth on the Company Disclosure Schedule, subsequent to August 26, 2000, there has not been any (i) material adverse change in the condition of the Company, financial or otherwise, or in the results of the operations of the Company; (ii) material damage or destruction (whether or not insured) affecting the properties or business operations of the Company; (iii) labor dispute or threatened labor dispute involving the employees of the Company or notice that any groups of employees or executive employees of the Company intend to take leaves of absence, with or without pay; (iv) actual or, to the best knowledge of the Company, threatened disputes pertaining to the business of the Company with any Significant Customers of the Company, or, except as noted in Section III.O(b), actual or, to the best knowledge of the Company, threatened loss of all or substantially all the business from any Significant Customers of the Company;
(v) changes in the methods or procedures for billing or collection of customer accounts or recording of customer accounts receivable or reserves for doubtful accounts with respect to the Company; (vi) sale, transfer, license or disposition of tangible or intangible assets other than the sale of inventory in the ordinary course of business, or any purchase, acquisition or license of tangible or intangible assets other than the purchase of inventory in the ordinary course of business; (vii) transaction by the Company outside the ordinary course of business other than transactions involving only nominal amounts; (viii) declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase, or other acquisition of any capital stock, of the Company; (ix) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets; (x) cancellation, termination, waiver, non- renewal or breach of any material contract, agreement, license, permit or other rights to which the Company is a party (including without limitation, any material modification, alteration or cancellation of the Company's insurance policy coverages); or (xi) other event or condition of any character, known to the Company or which in the exercise of reasonable diligence should be known to the Company, not disclosed in this Agreement pertaining to and materially adversely affecting the Company, its business or the assets of the Company. As of the date of this Agreement, the Company is in compliance with the covenants set forth in Sections 6.6, 6.7 and 6.8 of its loan agreement with American National Bank.

          I. Liabilities. Except as set forth on the Company Disclosure Schedule, subsequent to August 26, 2000, the Company has not (i) incurred any bank or other indebtedness for borrowed money, entered into any leases, licenses, notes, loan agreements, or contracts, guarantees, obligations or arrangements of any kind, including, without limitation, for the payment of money or property to any person except for (x) contracts, obligations or arrangements entered into in the ordinary course of business consistent with past practices or (y) contracts and agreements specifically contemplated or required by the terms and conditions of this Agreement, (ii) permitted any liens or encumbrances to attach to any of the assets of the Company or (iii) provided any loan, advance, guaranty or other financial accommodation to or for the benefit of any other person or entity. The Company is not liable for or subject to any liabilities except (x) those liabilities reflected on the balance sheet contained in the Company's quarterly report on Form 10-Q for its fiscal quarter ended August 26, 2000 (the "Interim Balance Sheet"); (y) trade accounts payable, accrued payroll, accrued payroll taxes, and other current liabilities of the Company arising in the ordinary course of business consistent with past practice since such date; and (z) those liabilities arising in the ordinary course of business consistent with past practice under any contract, commitment or agreement set forth on the Company Disclosure Schedule. The Company Disclosure Schedule sets forth a detailed budget of all capital expenditures, hiring, compensation increases, contracts (providing for payments from or receipts by the Company in excess of $12,500), leases and other commitments incurred or planned by the Company since the date of the Interim Balance Sheet.

          J. Real Property Owned or Leased. The Company does not own any real property. A list and description of all real property leased to or by the Company or in which the Company has any interest is set forth in the Company Disclosure Schedule ("Company Premises"). All leased real property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and, to the best knowledge of the Company, except for "Immaterial Defaults" (as defined below) there are no existing defaults or events of default, or events which with notice or lapse of time or both would constitute defaults, other than Immaterial Defaults, thereunder on the part of the Company. For purposes of this Agreement,

Immaterial Defaults are defaults which do not, individually or in the aggregate, cause the Company to fail to comply in all material respects with the terms and conditions of the applicable lease, contract, agreement or instrument. All rent and other charges due and owing by the Company under any lease has been paid in full and there are no disputes or claims between the Company and any other party to any lease. No construction, improvements, or alterations are in process, under construction or planned at any Company Premises, other than the movement of partitions and similar activities in connection with the relocation of Company personnel. The Company has no knowledge of any material default or claimed or purported or alleged material default or state of facts which with notice or lapse of time or both would constitute a material default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease referred to in the Company Disclosure Schedule. The Company has not received any written or oral notice to the effect that any lease will not be renewed at the termination of the term thereof or that any such lease will be renewed only at a substantially higher rent.

          All structural, mechanical and other physical systems, including but not limited to heating, ventilating, air conditioning, plumbing, electrical, mechanical, sewer and drainage systems at Company Premises are in good operating condition and repair. All water, sewer, gas, electric, telephone, drainage and other utilities required for use and operation of the Company Premises are connected to municipal or public utility services and are fully operable and adequate to service the operation of the business of the Company at the Company Premises. The Company Premises and all present uses and operations at the
Company Premises, including the conduct of the business of the Company and related manufacturing activity, comply in all material respects with all statutes, rules, regulations, ordinances, orders, judgments, and restrictions of any government entity having jurisdiction thereon (including without limitation, applicable zoning, land use, fire, building codes, safety, health and handicapped access requirements), as well as all covenants, conditions, restrictions, easements and similar matters affecting the Company Premises. The Company has obtained all Certificates of Use and Occupancy and similar licenses and permits required in connection with the use of the Company Premises for the conduct of the business of the Company. To the Company's knowledge, there are no pending or threatened condemnation, fire, health, safety, building, zoning, land use, assessment, or similar proceedings relating to the Company Premises. There are no parties other than the Company in possession of any Company Premises and there are no sublease, concession, occupancy, license or similar arrangements affecting the Company Premises.

          K. Title to Assets; Condition of Property. The Company has good and valid title to the assets owned by the Company, including, without limitation, the properties and assets reflected in the Interim Balance Sheet (except for assets leased under leases set forth in the Company Disclosure Schedule, inventory and other assets sold or retired and accounts receivable collected upon, since August 26, 2000, in the ordinary course of business consistent with past practices). The Company leases, licenses or owns all properties and assets used or necessary for use in the operations of its business as currently conducted other than inventory and supplies which need to be purchased and replenished in the ordinary course of business; except for motor vehicles, inventory held by certain of the Company's suppliers and personal items assigned to individual employees, such as mobile phones, pagers and laptop computers, all of such assets are located on Company Premises. All such properties and assets are in all material respects in good condition and repair, ordinary wear and tear excepted, consistent with their respective ages, and have been maintained and serviced in accordance with the normal practices of the Company and as necessary in the normal course of business. None of the assets of the Company are subject to any liens, charges, encumbrances or security interests except as set forth in the agreements listed in the Company Disclosure Schedule and for liens for taxes not yet due and payable or which are being contested in good faith; and liens of mechanics, materialmen, warehouseman, carriers, landlords and other like liens securing obligations incurred in the ordinary course of business that are not yet due and payable or which are being contested in good faith. None of the assets of the Company (or uses to which they are put) fails to conform with any applicable agreement, law, ordinance or regulation in a manner which is likely to be materially adverse to the operations of the business of the Company. The Company Disclosure Schedule sets forth a complete and accurate Depreciation Lapse Schedule as of November 25, 2000, with respect to the Company's personal property. All leases of personal property used by the Company and set forth on the Company Disclosure Schedule are in full force and effect and all rent and other charges thereunder have been paid by the Company.

          L. Taxes. The Company and each Subsidiary has filed or caused to be filed on a timely basis all federal, state, local, foreign and other tax returns, reports and declarations (collectively, "Tax Returns") required to be filed by it. All Tax Returns filed by or on behalf of the Company and each Subsidiary are true, complete and correct in all material respects. The Company and each Subsidiary has paid all income, estimated, excise, franchise, gross receipts, capital stock, profits, stamp, occupation, sales, use, transfer, value added, property (whether real, personal or mixed), payroll, employment, unemployment, disability, withholding, social security, workers' compensation and other taxes, and interest, penalties, fines, costs and assessments (collectively, "Taxes"), reflected as due and payable on such Tax Returns. There are no tax liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of the Company or any of the Subsidiaries except for liens for Taxes not yet due and payable or which are being contested in good faith. The accrual for Taxes reflected in the Financial Statements accurately reflects the total amount of all unpaid Taxes, whether or not disputed and whether or not presently due and payable, of the Company and each Subsidiary as of the close of the periods covered by the Financial Statements, and the amount of the Company's and each Subsidiary's unpaid Taxes on August 26, 2000 does not exceed in any material respect the accrual for Taxes reflected in the Financial Statements for the period ended August 26, 2000. The amount of the Company's liability for unpaid Taxes for all periods or portions thereof ending August 26, 2000 did not exceed in any material respect the amount of the current liability accruals for Taxes, as such accruals were reflected on the books and records of the Company on August 26, 2000. Since August 26, 2000, neither the Company nor any of the Subsidiaries has incurred any Tax liability other than in the ordinary course of business. No deficiency in Taxes for any period has been asserted by any taxing authority which remains unpaid at the date hereof (the results of any settlement being set forth in the Company Disclosure Schedule), no written inquiries or notices have been received by the Company or any of the Subsidiaries from any taxing authority with respect to possible claims for Taxes, and neither the Company nor any of the Subsidiaries has any reason to believe that such an inquiry or notice is pending or threatened, and, to the best knowledge of the Company, there is no basis for any additional claims or assessments for Taxes. Neither the Company nor any of the Subsidiaries has agreed to the extension of the statute of limitations with respect to any Tax Return or Tax period. The Company and each Subsidiary has delivered to OS copies of the federal and state income Tax Returns filed by the Company and each Subsidiary for the past three years and for all other past periods as to which the appropriate statute of limitations has not lapsed.

          None of the Company's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code"). There are no contracts, agreements, plans or arrangements, covering any employee or former employee of the Company, that individually or collectively, could give rise to the payment of any amount (or portion thereof) that could not be deductible pursuant to Section 280G, 404 or 162 of the Code. The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have 341(f) of the Code apply to disposition of any asset owned by the Company. The Company's tax basis in its assets is accurately reflected on the Company's tax books and records. The Company Disclosure Schedule sets forth the Company's federal and state "Net Operating Losses" and tax credits as of February 29, 2000.

          M.   Permits; Compliance with Applicable Law.

          (i) General. The Company is not in default under any, and has complied in all material respects with all, federal, state, local and foreign statutes, ordinances, regulations and laws (including, but not limited to, all federal and state fraud and abuse, "anti-kickback" and "self- referral" laws), and all orders, judgments and decrees of any court or governmental entity or agency, relating to the Company, its business or any of the assets of the Company. The Company has no knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. The Company has not received any notification of any asserted present or past failure to comply with any of the foregoing.

          (ii) Permits. Set forth in the Company Disclosure Schedule is a complete and accurate list of all permits, licenses, approvals, franchises, notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively the "Permits"), held by the Company in connection with its business. To the best knowledge of the Company, the Permits set forth in the Company Disclosure Schedule are all the Permits required or appropriate for the conduct of its business. All the Permits set forth in the Company Disclosure Schedule are in full force and effect, and the Company has not engaged in any activity which would cause or permit revocation or suspension of any such Permit, and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or, to the best knowledge of the Company, threatened. There are no existing material defaults or events of default or event or state of facts which with notice or lapse of time or both would constitute a material default by the Company under any such Permit. The Company has no knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by any other party under any Permits set forth in the Company Disclosure Schedule. The use by the Company of any proprietary rights relating to any Permit does not involve any claimed infringement of such Permit or rights.

          (iii)     Environmental.

               (a)  The Company has no liability under, has never violated, and is presently in compliance in all material respects with all environmental, health or safety-related laws,
regulations,   ordinances  or  by-laws  at  the  federal,  state and local level
(the "Environmental Laws") applicable to the Company Premises and any facilities and operations thereon, except as listed in the Company Disclosure Schedule.

               (b) There exist no conditions with respect to the environment on the Company Premises, that could or do result in any damage, loss, cost, expense, claim, demand, order or liability to or against the Company by any third party including, without limitation, any condition resulting from the operation of the business of the Company, except as set forth in the Company Disclosure Schedule or except for such conditions which, individually or in the aggregate, do not cause the Company to fail to comply in all material respects with applicable Environmental Laws and contractual obligations.

               (c) The Company has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to any Environmental Laws ("Hazardous Material") or any solid waste at the Company Premises, or at any other location, except in compliance with all applicable Environmental Laws and except as listed in the Company Disclosure Schedule.

               (d) The Company has no knowledge of the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping of any Hazardous Materials into the soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air, sewer system, or any environmental medium with respect to the Company Premises ("Environmental Condition"), except as listed in the Company Disclosure Schedule.

               (e) No lien has been imposed on the Company Premises by any governmental entity at the federal, state, or local level in connection with the presence on or off the Company Premises of any Hazardous Material, except as listed in the Company Disclosure Schedule.

               (f) The Company has not (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Company Premises or any facilities or operations thereon; (ii) received notice under the citizen suit provision of any of the Environmental Laws in connection with the Company Premises or any facilities or operations thereon; (iii) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any Environmental Condition relating to the Company Premises or any facilities or operations thereon; or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to the Company Premises or any facilities or operations thereon, except as set forth in the Company Disclosure Schedule; and the Company has no knowledge that any of the above will be forthcoming.

               (g) The Company has all permits necessary pursuant to Environmental Laws for the conduct of the Company's activities and operations at the Company Premises and for any past or ongoing alterations or improvements by the Company at the Company Premises, which permits are listed in the Company Disclosure Schedule.

               (h) None of the following exists at the Company Premises in amounts or conditions which, individually or in the aggregate, cause the Company to fail to comply in all material respects with applicable Environmental Laws:
(1) underground storage tanks, (2) asbestos-containing materials in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, (4) lead paint, pipes or solder, or (5) landfills, surface impoundments or disposal areas, except as listed in the Company Disclosure Schedule.

               (i) The Company has provided to OS copies of all documents, records and information in its possession or control or available to the Company concerning Environmental Conditions relevant to the Company Premises or any facilities or operations thereon, whether generated by Company or others, including, without limitation, environmental audits, environmental risk assessments, or site assessments of the Company Premises, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and environmental agency reports and correspondence.

               (j) The Company has taken or caused to be taken all actions necessary to ensure that as of the consummation of the Offer the Company Premises, all activities and operations thereon, and all alterations and improvements thereto, comply in all material respects with all applicable Environmental Laws and with any and all agreements with governmental entities, court orders, and administrative orders regarding Environmental Conditions.

          (iv)  Product  Requirements.  Except  as  set  forth  on  the  Company
Disclosure Schedule, the manufacture, distribution and marketing of the Company's products does not require the consent or approval of, or any filing with, the United States Food and Drug Administration or any other governmental agency. The Company sells its products at wholesale to distributors, retailers and professionals for use by their customers and patients and, except for its Protect and Repairs program, does not sell any of its products at retail or directly to consumers or patients. The Company does not look to any governmental agency (Medicare, Medicaid, etc.) or insurance carrier for payment for its products. Accordingly, the Company does not require any Medicare/Medicaid or similar vendor numbers or registrations. The activities of the Company do not require that it or any of its employees qualify or maintain any professional license or require that the Company or any of its employees obtain any certification from a trade group or similar self-regulatory body.

          (v) Government Relations. The Company has not, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, nor has it otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect. Except as set forth on the Company Disclosure Schedule, the Company is not a party to any government contracts. The Company has not been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of any federal, state, local or foreign government. The Company has never been the subject of any regulatory or disciplinary proceeding by the United States Department of Health and Human Services or any other federal or state agency relating to Medicare, Medicaid or other health care reimbursement or insurance programs.

          (vi) OSHA. The Company and the Company Premises comply in all material respects with the Occupational Health and Safety Act ("OSHA") and the Company is not subject to
any  consent  decree,   compliance  order,   administrative   order,  or  a
Cooperative Compliance Plan with respect to OSHA.

          N.   Inventories; Accounts Payable; Accounts Receivable.

          (i) Inventory. The Company's Disclosure Schedule includes a complete and accurate list of the Company's inventory, other than work in progress, as of November 25, 2000 (the "Run"). The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which are merchantable and fit for the purposes for which they were procured or manufactured, and none of which is slow moving, obsolete, damaged, or defective, subject to a reserve for inventory calculated in accordance with generally accepted accounting principles applied on a basis consistent with the past practices of the Company. The inventory of the Company is valued in accordance with generally accepted accounting principles applied on a basis consistent with the past practices of the Company.

          (ii) Accounts Payable. The accounts and notes payable and other accrued expenses reflected on the Interim Balance Sheet, and the accounts and notes payable and accrued expenses incurred by the Company subsequent to August 26, 2000, are in all respects valid payables that arose in the ordinary course of business. Since August 26, 2000, the accounts and notes payable and other accrued expenses of the Company have been paid in a manner consistent with past practice.

          (iii) Accounts and Notes Receivable. The Company has delivered to OS a complete and accurate list, as of November 25, 2000, of the accounts and notes receivable of the Company (including without limitation receivables from and advances to employees, officers, directors and consultants), which includes an aging of all accounts and notes receivable showing amounts due in thirty (30) day aging categories. All accounts and notes receivable of the Company (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Company has no reason to believe that its Accounts Receivable will not be collected in the ordinary course, net of any respective reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). There currently is no contest, claim, or right of setoff, other than rebates and returns in the ordinary course of business, under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

          O. Contractual and Other Obligations; Significant Customers. Set forth in the Company Disclosure Schedule is a list as of the date of this Agreement of all (i) contracts, agreements, licenses, leases, arrangements (written or oral) and other documents to which the Company is a party or by which the Company or any of the assets of the Company is bound (including, in the case of loan agreements, a description of the amounts of any outstanding borrowings thereunder and the collateral, if any, for such borrowings) other than contracts or agreements under which the consideration to be paid by or received by the Company is less than $12,500; (ii) obligations and liabilities of the Company pursuant to uncompleted orders for the purchase of materials, supplies, equipment and services for the requirements of the business of the Company with respect to which the remaining obligation of the Company is in excess of $12,500; (iii) all open purchase orders by the Company for the purchase or sale of inventory, supplies and equipment; and (iv) contingent obligations and liabilities of the Company; all of the foregoing being hereinafter referred to as the "Contracts". All of the Contracts are in full force and effect and (A) neither the Company nor, to the best knowledge of the Company, any other party is in default, in any material respect, in the performance of any covenant or condition under any Contract and no claim of such a default has been made, (B) to the best knowledge of the Company, no event has occurred which with the giving of notice or the lapse of time would constitute a material default under any covenant or condition under any Contract, (C) the Company has complied, in all material respects, with all of its commitments and obligations and is not in default, in any material respect, under any of the Contracts, and no notice of default has been received with respect to any thereof, (D) to the Company's knowledge, each party to a Contract other than the Company has complied, in all material respects, with all of its commitments and obligations with respect to, and is not in default, in any material respect, under any Contract and (E) there are no Contracts that were not negotiated at arm's length. The Company is not a party to any Contract which would terminate or be violated or under which its obligations would be accelerated as a result of the consummation of the transactions contemplated by this Agreement. Originals or true, correct and complete copies of all Contracts have been provided to OS.

               (a) The Company Disclosure Schedule sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. For purposes of this Agreement, "Significant Customers" are the twenty (20) customers that effected the most purchases, in dollar terms, from the Company during the year ended August 26, 2000, and "Significant Suppliers" are the twenty (20) suppliers who supplied the largest amount by dollar volume of products or services to the Company during the year ended August 26, 2000.

               (b) Except to the extent set forth on the Company Disclosure Schedule and except for normal attrition which has not had a material adverse effect on the Company's customer base, (i) none of the Company's Significant Customers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting or threatening to cancel or substantially reduce, any purchases from the Company and (ii) none of the Company's Significant Suppliers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting to cancel or substantially reduce, the supply of products or services to the Company. The Company has not received any material customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material revenue.

          P. Compensation. Set forth in the Company Disclosure Schedule is a list of all agreements between the Company and each person employed by or independently contracting with the Company with regard to compensation, whether individually or collectively, and set forth in the Company Disclosure Schedule is a list of all employees or independent contractors of the Company entitled to receive annual compensation in excess of $40,000 and their respective salaries. Except as provided in Section VIII. G and the Company Disclosure Schedule, the transactions contemplated by this Agreement will not result in any liability for severance pay to any employee or independent contractor of the Company. Except as set forth on the Company Disclosure Schedule, since August 26, 2000, the Company has not informed any employee or independent contractor providing services to the Company who is entitled to receive compensation in excess of $40,000 per annum, that such person will receive any increase in compensation or benefits or any ownership interest in the Company.

          Q. Employee Benefit Plans. Except as set forth in the Company Disclosure Schedule, the Company does not maintain or sponsor, or contribute to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan. All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the Company's employees participate are hereinafter referred to as the "Benefit Plans". All Benefit Plans comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service, and with all other applicable laws and regulations and the constituent documents and terms of such Benefit Plans, and the Company has not taken or failed to take any action with respect to the Benefit Plans which might create any liability on the part of the Company except for claims in the ordinary course for benefits with respect to the Benefit Plans and any requirements of the Company to contribute to a Benefit Plan as set forth in the terms and conditions of such Benefit Plan. True, correct and complete copies of the following documents with respect to each Benefit Plan have been delivered by the Company to OS: (A) all documents constituting the Benefit Plan, including but not limited to, trust agreements, plan documents, insurance policies and amendments thereto, (B) the most recent Forms 5500 or 5500 C/R and any financial statements attached thereto and those for the prior three (3) years; (C) the Internal Revenue Service determination letters; (D) the most recent Summary Plan Description; (E) all actuarial valuations for the three (3) years preceding the date of this Agreement; (F) all notices that have been given to the Company or such Benefit Plans within the three (3) years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency with respect to any Benefit Plan, and
(G) all employee manuals or handbooks containing personnel or employee relations policies of the Company. No Benefit Plan contains any provision or is subject to any legal requirement that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination or other payments or liabilities as a result of the transactions contemplated by this Agreement. The Benefit Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor or any other governmental agency. With respect to each Benefit Plan, there has occurred no "prohibited transaction" within the meaning of the Code or ERISA. In addition:

          (i) Each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification;

          (ii) Except as set forth in the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and has never maintained, sponsored or contributed to, a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer plan" (within the meaning of Section 3(37) of ERISA);

          (iii) Except as set forth in the Company Disclosure Schedule, there are no contributions which are or hereafter will be required to have been made to trusts in connection with any Benefit Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA);

          (iv) Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims (including claims for income Taxes, interest, penalties, fines or excise Taxes with respect thereto) pending with respect to any Benefit Plan, or, to the best knowledge of the Company, any circumstances which might give rise to any such action, suit or claim (including claims for income Taxes, interest, penalties, fines or excise Taxes with respect thereto); and

          (v) The Company has no obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. The Company has complied with the notice and continuation requirements of Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder.

          R. Labor Relations. Since January 1, 1995, the Company has complied in all material respects with all federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, the Company, or the terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee-related complaints pending or, to the best knowledge of the Company, threatened against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other federal, state, local or other governmental authority. There is no strike, picketing, slowdown or work stoppage or organizational attempt pending, threatened against (to the best knowledge of the Company) or involving the business of the Company. No issue with respect to union representation is pending or, to the best knowledge of the Company, threatened with respect to the employees of the Company. No union or collective bargaining unit or other labor organization has ever been certified or recognized by the Company as the representative of any of the employees of the Company.

          S. Increases in Compensation or Benefits. Subsequent to August 26, 2000, there have been no increases in the compensation payable or to become payable to any of the employees of the Company earning in excess of $40,000 per annum and there have been no payments or provisions for any awards, bonuses, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than as set forth in the Company Disclosure Schedule. Except for bonuses that may be due to employees of the Company for the current year as set forth in the Company Disclosure Schedule, all bonuses heretofore granted to employees of the Company have been paid in full to such employees. Pursuant to the Company's vacation policy, employees earn three weeks vacation per year which can be carried forward for two years. No employee of the Company is entitled to vacation time in excess of three weeks in respect of the current calendar year and no employee of the Company has more than six weeks accrued vacation time in respect of prior years or any accrued sick time with respect to any prior year which can be carried forward.

          T. Insurance. A list of each of the insurance policies maintained by the Company is set forth in the Company Disclosure Schedule. Such insurance policies are in full force and effect and all premiums due thereon prior to or at the date hereof have been paid. The Company has complied in all material respects with the provisions of such policies. Such insurance is of comparable amounts and coverage as that which companies engaged in similar businesses maintain in accordance with good business practices. Except as set forth on the Company Disclosure Schedule, there are no notices of any pending or threatened termination or premium increases (other than normal increases due on renewal), with respect to any such policies. The Company has not had any material casualty loss or occurrence which may give rise to any claim of any kind not covered by insurance and the Company is not aware of any occurrence which may give rise to any material claim of any kind not covered by insurance. No third party has filed any claim against the Company for personal injury or property damage of a kind for which liability insurance is generally available which is not fully insured, subject only to the standard deductible. All claims against the Company covered by insurance have been reported to the insurance carrier on a timely basis. The Company Disclosure Schedule sets forth a list of all claims made against such policies during the three (3) years preceding the date of this Agreement as well as Workman's Compensation claims made within the three (3) years preceding the date of this Agreement.

          U.   Conduct of Business.    The   Company   is  not  restricted  from
conducting business in any location by agreement or court decree.

          V.   Products.

          (i) The Company Disclosure Schedule sets forth a listing and description of the Company's products. Current catalogues and marketing materials for all of the Company's current products, as well as descriptions of all product research and development activities of the Company, have been provided to OS. The Company's products have never been subject to any "recall" whether initiated by the Company or by any governmental authority.

          (ii) The Company has no obligation outside of the ordinary course of business or pursuant to the terms and conditions of managed care contracts to make allowances to any customers.

          (iii) The Company Disclosure Schedule sets forth the Company's standard product warranties and Company policies regarding warranty, refund, replacement or adjustment of products. Except as set forth on the Company Disclosure Schedule, within the past four years, the Company has not had any products liability claims.

          W. Use of Names. (i) All names under which the Company currently conducts business and all names, trademarks and service marks by which it identifies it products are listed in the Company Disclosure Schedule. To the knowledge of the Company, except as set forth in the Company Disclosure Schedule, there are no other persons or businesses conducting businesses similar to those of the Company in the States of New York, New Jersey and California or in the United Kingdom having the right to use or using the names set forth in the Company Disclosure Schedule or any variants of such names; and within the past three years no person or business has attempted to restrain the Company from using such names or any variant thereof. Except as indicated in the Company Disclosure Schedule, none of such names are registered trademarks, trade names, service marks or service names under federal or state law.

          (ii) All websites, URL's, domain names and related registrations of the Company are identified on the Company Disclosure Schedule. The Company Disclosure Schedule identifies the hosting agency of all Company websites. The Company owns or validly licenses all Intellectual Property (as defined below) relating to its Websites and all software and web development vendors utilized by the Company in the development of its websites have been paid in full.

          X. Power of Attorney. The Company has not granted any power of attorney or proxy (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever.

          Y.   Intellectual Property.

               (a) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, the registered and, to its knowledge, the unregistered Marks (as defined below) listed on the Company Disclosure Schedule. Such Schedule lists (i) all of the Marks registered in the United States Patent and Trademark Office ("PTO") or the equivalent thereof in any state of the United States or in any foreign country, and (ii) all of the unregistered Marks, that the Company now owns or uses in connection with its business. Except with respect to those Marks shown as licensed on the Company Disclosure Schedule, the Company owns all of the Marks. The Marks listed on the Company Disclosure Schedule will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. For purposes of this Agreement, the term "Mark" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held by the Company, including any registration or application for registration of any trademarks and services marks in the PTO or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks used by the Company, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) used by the Company in the United States or any foreign country.

               (b) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the Patents (as defined below) listed on the Company Disclosure Schedule and in the Copyright (as defined below) registrations listed on the Company Disclosure Schedule. Such Patents and Copyrights constitute all of the Patents and Copyrights that the Company now owns or is licensed to use. The Company owns or is licensed to practice under all Patents and Copyright registrations that the Company now owns or uses in connection with its business. For purposes of this Agreement, the term "Patent" shall mean any United States or foreign patent to which the Company has title as of the date of this Agreement, as well as any application for a United States or foreign patent made by the Company; the term "Copyright" shall mean any United States or foreign copyright owned by the Company as of the date of this Agreement, including any registration of copyrights, in the United States Copyright Office or the equivalent thereof in any foreign country, as well as any application for a United States or foreign copyright registration made by the Company.

               (c) The Company owns or is licensed to practice under all technology, inventions, know how, trade secrets, franchises, or similar rights (collectively, "Other Rights") that it owns, uses or practices under, except for such Other Rights that are not material to its business.

               (d) The Marks, Patents and Copyrights listed on the Company Disclosure Schedule and the Other Rights are referred to collectively herein as the "Intellectual Property." The Intellectual Property owned by the Company is referred to herein collectively as the "Company Intellectual Property." All other Intellectual Property is referred to herein collectively as "Third Party Intellectual Property." Except as indicated on the Company Disclosure Schedule, the Company has no obligations to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license, option or other rights to use in any manner any Intellectual Property, whether requiring the payment of royalties or not.

               (e) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third Party Intellectual Property license, sublicense or agreement. No claims with respect to the Company Intellectual Property or Third Party Intellectual Property are currently pending or, to the knowledge of the Company, threatened against the Company by any person, nor, to the Company's knowledge, do any grounds for any claims exist: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property or other trade secret material of the Company; or (iv) challenging the Company's license or legally enforceable right to use of Third Party Intellectual Property. To the Company's knowledge, there is no unauthorized  use,  infringement  or  misappropriation  of any  of  the  Company
Intellectual Property by any third party. Neither the Company nor any of its Subsidiaries (x) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated or been informed or notified by any third party that the Company may be engaged in such infringement or (y) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its Subsidiaries of any trade secret, patent, trademark, service mark, or copyright of another.

               (f) Except as set forth on the Company Disclosure Schedule, all Intellectual Property relating to the business of the Company which originated with employees, officers, directors and consultants of the Company has been validly transferred, licensed and assigned to the Company and is not separately owned or retained by such persons or entities.

          Z. Litigation; Disputes. Except as set forth on the Company Disclosure Schedule, (i) there is no litigation, action, suit or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company, its business or any of the assets of the Company and (ii) to the knowledge of the Company there is no basis for any litigation, action, suit or proceeding for an amount in excess of $12,500, against or affecting the Company, its business or any of the assets of the Company. The Company has no knowledge of any default under any such action, suit or proceeding set forth in the Company Disclosure Schedule. The Company is not in default in respect of any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other government department, commission, bureau, agency or instrumentality or any arbitrator.

          AA. Computer Software. The Company has the right to use all computer software, including all property rights constituting part of the computer software, used in connection with the Company's business operations (the "Computer Software") except where the lack of such rights in "off-the-shelf" software, individually or in the aggregate, are not material. Except for Immaterial Defaults there are no existing defaults or events which with notice or lapse of time or both would constitute defaults under the terms and conditions of the applicable agreements under which the Company uses the Computer Software. A list of all written licenses pertaining to the Computer Software is set forth in the Company Disclosure Schedule (the "Licenses"). The Company has no knowledge that any of the Licenses may not be valid or enforceable by the Company or that the use of the Computer Software or any of the Licenses may infringe upon or conflict with the rights of any third party. The Company has not granted any licenses to use the Computer Software or any sub- licenses with respect to any of the Licenses.

          BB. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement, except for the Financial Advisor which will receive a fee for rendering its opinion.

          CC. Books and Records. The Company has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The Company has not engaged in any transaction, maintained any bank account, or used any corporate funds except for transactions, bank accounts, and funds which have been and are reflected in its normally maintained books and records.

          DD. Bank Accounts. The Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement, of all bank, investment, brokerage, money market and related accounts or safe deposit boxes of the Company and the name of each person authorized to draw thereon or have access thereto.

          EE. Disclosure. No representation or warranty made under any Section hereof and none of the information set forth herein or in the Company Disclosure Schedule contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. No representations or warranties are made by the Company except as set forth in this Agreement or in the Company Disclosure Schedule.

                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES,
                               OF OS AND PURCHASER

          Each of OS and Purchaser hereby represents and warrants jointly and severally to the Company that as of the date hereof and as of the Closing Date:

          A. Organization. Each of OS and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged.

          B. Authority. Each of OS and Purchaser has the full legal right, corporate power and authority to enter this Agreement and perform the transactions contemplated hereby and to perform their respective obligations pursuant to the Agreement. The execution and delivery of this Agreement by each of OS and Purchaser, the performance by each of OS and Purchaser of its respective covenants and agreements hereunder and the consummation by each of OS and Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and legally  binding  obligation  of OS  and  Purchaser,  respectively,  enforceable against each of them in accordance with its terms, except that the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, affecting creditors rights generally, and general principles of equity.

          C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of either OS or Purchaser or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach of any of the terms of or will constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which either OS or Purchaser is a party or by which either OS or Purchaser or any of their assets is bound.

          D. Ownership. OS owns 100% of the issued and outstanding capital stock of Purchaser.

          E. Corporate Affiliations. Set forth on the OS Disclosure Schedule (the "OS Disclosure Schedule") are lists of the officers and directors of Purchaser and OS, and the identity of all shareholders of Purchaser and OS. Except for shares of capital stock of OS owned by the shareholders identified on the OS Disclosure Schedule, there are outstanding, (1) no shares of capital stock or other voting securities of OS or Purchaser, (2) no securities of OS or Purchaser convertible into or exchangeable for shares of capital stock or voting securities of OS or Purchaser, and (3) no options, warrants or other rights to acquire from OS or Purchaser, and no obligation of OS or Purchaser to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of OS or Purchaser.

          F. Prior Activities. Each of Purchaser and OS was organized no earlier than September, 2000. Except for its organizational activities and activities related to the negotiation, delivery and consummation of this Agreement, including activities related to the financing of the transactions contemplated hereby, neither OS nor Purchaser has engaged in any substantive business activities. OS and Purchaser have not incurred any liabilities or have any commitments other than in connection with the transactions contemplated by this Agreement.

          G.   Litigation.  There is no action or proceeding pending, or to the
best  knowledge  of  OS   and  Purchaser   and  related  investors,   threatened
against or affecting OS or Purchaser and to the knowledge of OS and Purchaser there is no basis for any such action or proceeding.

          H. Funds. Purchaser has received binding commitments from shareholders of OS and related investors to deliver to Purchaser at the Closing the funds necessary to consummate the purchase of the Shares in accordance with the Offer, or to purchase the Shares to be acquired pursuant to the Offer, and to pay the expenses of OS and Purchaser in connection with the transactions contemplated hereby. Such shareholders and related investors have the financial wherewithal to provide the funding to which they are committed.

          I. Contractual Obligations. Set forth on the OS Disclosure Schedule is a list of all contracts, agreements, licenses, leases, arrangements (written or oral) and other documents to which either OS or Purchaser is a party or by which OS or Purchaser or any of their respective assets is bound other than contracts or agreements under which the consideration to be paid or received by OS or Purchaser is less than $12,500.

          J. Disclosure. No representation or warranty made by OS or Purchaser under any Section hereof and none of the information set forth herein or in the OS Disclosure Schedule by OS or Purchaser contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. No representations or warranties are made by OS or Purchaser except as set forth in this Agreement or in the OS Disclosure Schedule.


                                    SECTION V

                            COVENANTS OF THE COMPANY

          The Company agrees that:

          A. Interim Operations of the Company. The Company covenants and agrees that, prior to the earlier of the purchase of the Shares pursuant to the Offer or the termination of this Agreement in accordance with its terms (unless Purchaser or OS shall otherwise agree in writing and except as otherwise expressly contemplated by this Agreement):

               (a) the  business of the Company  and its  Subsidiaries  shall be conducted only in the ordinary and usual course and the Company and each of its Subsidiaries shall use commercially reasonable efforts to preserve its business
organization   intact  and  maintain  its  existing
relations with customers, suppliers, employees, creditors and business associates in the ordinary and usual course of business;

               (b) the Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its Subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; (iii) split, combine or reclassify the outstanding Shares; or (iv) declare, set aside or pay any dividend payable in cash, stock or property with respect to the Shares;

               (c) neither the Company nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any Subsidiary or any other property or assets (other than, in the case of the Company, Shares issuable pursuant to the Options outstanding on the date hereof which are not to be redeemed pursuant to Section V.G.); (ii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any assets other than the sale of inventory and the sale or disposal of assets of insignificant value in the ordinary and usual course of business; (iii) incur or modify any indebtedness; provided, however, that the Company's loan agreement with American National Bank (as extended) will terminate on the earlier to occur of February 28, 2001 or the Closing Date and at such time the Company will repay the approximately $90,000 owed to such institution; (iv) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of the Company; (v) make or authorize capital expenditures other than in the ordinary and usual course of business and in amounts not exceeding those contemplated by the Company's current capital expenditure budget set forth in the Company Disclosure Schedule; or (vi) make or authorize any acquisition of, or investment in, assets or stock of any other person or entity or merge or consolidate with any person or entity;

               (d) except as provided in Sections VIII. F and VIII. G or on the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer, employee or consultant of the Company or its Subsidiaries; and neither the Company nor any of its Subsidiaries shall establish, adopt, enter into, make any new grants or awards under or amend, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement or any other benefit plan for the benefit of any directors, officers or employees;

               (e) except as set forth on the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall (i) settle or compromise any claims or litigation (including any claims for Taxes made by a Governmental Entity) whereby the Company would be liable for in excess of $12,500, (ii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, (iii) cancel or forgive any indebtedness owed to the Company or any of its Subsidiaries by any officer, director, employee or consultant of the Company or any of its Subsidiaries, or (iv) cancel or forgive any other indebtedness owed to the Company or any of its Subsidiaries other than inter-company debt;

               (f) neither the Company nor any of its Subsidiaries shall make any Tax Election for a Tax Return or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated;

               (g) neither the Company nor any of its Subsidiaries shall enter into any contract or agreement under which the consideration to be paid or received by the Company exceeds $15,000 other than open purchase orders for materials or inventory in the ordinary course of business;

               (h) neither the Company nor any of its Subsidiaries knowingly shall take or fail to take any action that (i) is reasonably likely to result in any failure of the Offer, unless such action is taken by the Board after consultation with Company counsel to fulfill its fiduciary obligations to the Company's shareholders; or (ii) is reasonably likely to make any representation or warranty of the Company contained herein inaccurate at, or as of any time prior to, Purchaser's purchase of Shares pursuant to the Offer; and

               (i) neither the Company nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

          B. Access to Information. From the date hereof until the earlier of the purchase of the Shares or the termination of this Agreement in accordance with its terms, upon reasonable prior notice during normal business hours, the Company will give OS, its counsel, financial advisors, accountants and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to OS, its counsel, financial advisors, accountants and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with OS in its investigation of the business of the Company and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to OS hereunder.

          C. Other Offers. From the date hereof until the earlier of the purchase of the Shares or the termination of this Agreement in accordance with its terms, the Company and its Subsidiaries and the officers, directors, employees or other agents of the Company and its Subsidiaries and any other related party will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Company Acquisition Proposal (as defined below) or
(ii) unless otherwise required in accordance with the fiduciary duties of the Board under applicable law as advised by counsel to the Company, engage in discussions or negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, a Company Acquisition Proposal. The Company will promptly notify OS after receipt of any Company Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, a Company Acquisition Proposal. For purposes of this Agreement, "Company Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger, consolidation, reorganization, recapitalization or other business combination involving the Company or any of its

Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries, whether pursuant to a tender offer or otherwise, other than the transactions contemplated by this Agreement.

          D. Notices of Certain Events. The Company shall promptly notify OS of, and in the case of the items in clauses (i) through (v) provide, if applicable, OS with copies of:

          (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to the terms hereof or which relate to the consummation of the transactions contemplated by this Agreement; and

          (iv) the receipt by the Company of any documents, records, environmental agency reports and correspondence related to or concerning any Environmental Condition relevant to the Company Premises or any facilities or operations thereon, or any off-site disposal of Hazardous Wastes; and

          (v)  the occurrence of any Company Material Adverse Effect.

          E. Financial Reports. No later than fifteen days (22 days in the case of December, 2000) after the end of each fiscal month commencing with November 2000 and continuing through the earlier of the purchase of the Shares or the termination of this Agreement in accordance with its terms, the Company shall deliver to OS unaudited, consolidated and consolidating financial statements (without footnotes) as at the end of such month, including balance sheets, statements of operations and statements of cash flows (collectively, the "Financials"), which Financials shall in the case of each month which is the end of a fiscal quarter of the Company be prepared also on a quarterly basis.

          F. Takeover Statute. If any "fair price", "moratorium", "control share acquisition", "business combination," "interested stockholder" or other similar antitakeover statute, regulation or provision contained in the New York Business Corporation Law ("BCL") or the Company's Certificate of Incorporation or Bylaws (each a "Takeover Statute") becomes applicable to the transactions contemplated hereby, the Company, to the extent reasonably possible, and consistent with fiduciary duties and applicable law, shall grant such approvals and take such actions and execute and deliver such documents and instruments as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

          G. Existing Options. Prior to the purchase of the Shares the Company will redeem from each of the individuals set forth on Schedule V. G the Options to purchase Shares set forth opposite their respective names. The aggregate redemption price to be paid to each individual will be the amount indicated on Schedule V. G.

          H. Provision of Information. During the period commencing as of the date hereof and ending on the Closing Date, Andrew H. Meyers, the Chairman of OS, and Stephen V. Ardia, the Chairman of the Company, will coordinate so as to provide Mr. Meyers with data and information on the Company's operations.

          I. Interim Employment. From the date hereof through the earlier of the Closing Date or the termination of this Agreement, Mr. Meyers shall be employed by the Company in an advisory capacity and be appointed an "Observer" to the Board with the right to receive all notices and reports provided to the Board and to attend all meetings of the Board except that he shall not be able to receive reports or vote, and shall recuse himself from all deliberations regarding the transactions contemplated by this Agreement or the Company's relationship with Mr. Meyers, OS or Purchaser (if a meeting relates solely to the transactions contemplated by this Agreement, it is contemplated that Mr. Meyers will not be invited to attend such meeting). Mr. Meyers shall not receive any compensation for services rendered prior to the consummation of the Offer, but shall be reimbursed for agreed upon expenses.

          J. Individual Options. The Stock Option Agreement between the Company and Mr. Meyers dated the date hereof in the form of Exhibit V. J(i) (providing for the grant of options concurrently herewith), shall be effective on the date hereof. Such Stock Options shall not become exercisable until, without limitation, the Closing Date and the approval by the Stockholders of the Company of an increase in the shares underlying the Stock Option Plan. The Board has confirmed its acceptance of the terms of the Stock Option Agreement with Mr. Meyers in a resolution adopted by the Board. The Company shall not be deemed in violation of the covenants in this Section V. J if Mr. Meyers elects not to serve the Company or the Company has the right to terminate his employment and Stock Option Agreement for "Cause" as reasonably determined by the Board.

          K. Option Grant. To enable OS to fund the growth of the Company, the Company will grant to OS or its designees effective the Closing Date an option to purchase up to 1,400,000 Shares (the "OS Options"). The OS Options shall be exercisable for a period of one- hundred eighty days commencing on the Closing Date. The exercise price of the OS Options shall initially be $1.525 per share; shall increase to $1.550 per share ninety-one days after the Closing Date, shall increase to $1.575 per share one-hundred twenty one days after the Closing Date and shall be $1.60 per share from the one-hundred fifty first day after the Closing Date until the expiration of the OS Options. The OS Options shall be evidenced by an Option Agreement in the form of Exhibit V. K.

          The Offer Documents will disclose that the OS Options may or may not be exercised; that the Company may need additional financing to achieve its growth objectives and that, subject to approval of the then current Board, financing may be provided by OS or other related parties upon other terms, including by the purchase of convertible notes or preferred stock of the Company or other methods and the sale prices, conversion prices, or the exercise prices of such securities may be lower or higher than the exercise price of the OS Options or the then current market price of the Shares.

          L. Transaction Costs. It is estimated that the legal fees and fairness opinion costs incurred by the Company in connection with the negotiation, documentation and consummation of the transactions contemplated hereby
(collectively, the "Transaction Costs") shall be $150,000. The Company shall notify OS if the Transaction Costs are reasonably expected to exceed that amount.

          M. Filings. The Company shall comply with all requirements imposed upon it by the Exchange Act and the rules and regulations promulgated thereunder. All reports required by the Exchange Act and such rules and regulations will be timely filed, will comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.


                                   SECTION VI

                            DIRECTORS OF THE COMPANY

          The Company will use its best efforts to facilitate the election to the Board, effective as of the purchase of (i) at least a majority of the issued and outstanding Shares and, (ii) subject to the conditions of the Offer, all Shares tendered pursuant to the Offer, of Andrew H. Meyers and, at Purchaser's option, four additional persons designated by Purchaser subject to the reasonable approval by the Board of each designee. Further, the Company will use its best efforts to facilitate the resignation, effective as of the purchase of
(i) at least a majority of the issued and outstanding Shares and, (ii) subject to the conditions of the Offer, all Shares tendered pursuant to the Offer, of Kenneth Granat, Thomas Altholz and Stephen Ardia from the Board. Upon the purchase of Shares pursuant to the Offer, the Company, if so requested by Purchaser, will use reasonable efforts to facilitate the appointment of such persons designated by Purchaser necessary to constitute the same proportionate representation of each committee of the Board, each board of directors of each Subsidiary and each committee of each such board (in each case to the extent of the Company's ability to elect such persons) as Purchaser's representatives constitute of the Board. The Company's obligations to facilitate the appointment of designees of Purchaser to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section and shall include in the Schedule 14D-9, or in a separate Rule 14f-1 information statement provided to stockholders, such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Article. Purchaser will supply to the Company and will be solely responsible for any information with respect to Purchaser and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                                   SECTION VII

                          COVENANTS OF OS AND PURCHASER

          OS and Purchaser each agree that:

          A. Access to Information. From the date hereof until the earlier of the purchase of the Shares or the termination of this Agreement in accordance with its terms, OS and Purchaser will give the Company, its counsel, financial advisors, accountants and other authorized representatives reasonable access to the properties, books and records of OS and Purchaser and will furnish to the Company, its counsel, financial advisors, accountants and other authorized representatives such financial data and other information as such persons may reasonably request to confirm the ability of OS and Purchaser to comply with their agreements herein; provided that no investigation pursuant to this Section shall affect any representation or warranty given by OS or Purchaser to the Company.

          B. Purchase of Shares. Subject to the terms and conditions of this Agreement each of OS and Purchaser agrees that it will take all actions necessary to perform its obligations hereunder and to cause Purchaser to purchase the Shares on the terms and conditions of the Offer, including, but not limited to such actions as are necessary or appropriate to ensure that Purchaser, on a timely basis, has the funds necessary to purchase the Shares.

          C. Takeover Statute. If any Takeover Statute becomes applicable to the transactions contemplated hereby, each of OS, Purchaser and their respective Board of Directors, to the extent reasonably possible, and consistent with fiduciary duties and applicable law, shall grant such approvals and take such actions and execute and deliver such documents and instruments as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.


                                  SECTION VIII

                   COVENANTS OF OS, PURCHASER AND THE COMPANY

          The parties hereto agree that:

          A. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

          B. Public Announcements. The initial press release relating to the execution of this Agreement shall be a joint press release and thereafter the Company and Purchaser, unless they have previously agreed in writing to the contrary, will not issue any press release or otherwise make a public statement with respect to the transactions contemplated hereby or make any filings with any governmental authority or with any national securities exchange with respect thereto, unless in the opinion of the party desiring to make such disclosure, such disclosure is required by or consistent with applicable law or NASDAQ rule or regulation, and in such event the party making the press release or public statement shall provide a draft to the other party hereto and provide the other party the opportunity to comment thereon in a timely manner, unless emergency circumstances preclude such procedure.

          C. Confidentiality. In the course of the discussions, negotiations and due diligence conducted in furtherance of the transactions contemplated hereby, each party (on its own or through its agents) has and may disclose to the other certain proprietary, confidential or other non- public information (collectively, the "Information") relating to its respective business, the proprietary, confidential and non-public nature of which information both parties desire to maintain. Except as herein set forth, neither party shall (a) reveal or make known to any person, firm, corporation or entity or (b) utilize in its own business or (c) make any other usage of, any Information heretofore or hereafter disclosed to it by the other (on its own or through its agents) in connection with the discussions, negotiations and due diligence activities above mentioned. A party's obligations with respect to any item of Information disclosed to it shall terminate if that item of Information becomes disclosed in published literature or otherwise becomes generally available to the public; provided, however, that such public disclosure did not result, directly or indirectly, from any act, omission or fault of such party with respect to that item of Information. Further, this paragraph shall not apply to any item of Information which at the time of disclosure was already generally available to the public or which, prior to July 26, 2000, was already in the possession of the party intending to utilize the item of Information and was not acquired by such party, directly or indirectly, from the other party to this Agreement, or is required to be disclosed under court order, subpoena or other legal process or disclosure required pursuant to applicable law. Both parties agree that the Information it either has received or may receive from the other has been and will be used by the receiving party solely for the limited purpose of its investigation and evaluation of the other party in connection with the potential Offer.

          Notwithstanding this Section, the Company acknowledges that OS has disclosed and may need to disclose Information of the Company to the individuals or entities providing the financing to enable Purchaser to purchase the Shares and their representatives as well as to governmental agencies under federal and state securities laws and the Company hereby consents to the same; provided that any such disclosure is accompanied by a copy of these provisions regarding confidentiality concerning the transaction contemplated herein and the party receiving the Information agrees to abide by the terms hereof. The Company further agrees that OS can disclose such Information as OS, in consultation with its counsel, determines it is necessary or appropriate to disclose in connection with any filing required by the SEC, including the Offer Documents and any filing made subsequent thereto to advise the shareholders of the Company of material information related to the Offer, and any related press release in connection with the transactions contemplated hereby. OS and the Purchaser agree that the Company can disclose such Information and such information regarding OS and Purchaser, as the Company, in consultation with its counsel, determines it is necessary or appropriate to disclose in connection with any filing required by the SEC, including the Offer Documents and any filing made subsequent thereto to advise the shareholders of the Company of material information related to the Offer, and any related press release in connection with the transactions contemplated hereby.

          D.   Certain Filings; Other Actions.

          (i) Subject to the terms and conditions herein provided, the Company, OS and Purchaser shall: (i) promptly make their respective regulatory filings with respect to the Offer; and (ii) use all reasonable efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to cooperating in the preparation and filing of the Offer Documents, the Schedule 14D-9 and any amendments to any thereof. The Company shall use all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the Company and the Subsidiaries to consummate the transactions contemplated by this Agreement and to fulfill the conditions to the Offer. OS and Purchaser shall use all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with OS and Purchaser as are necessary for OS and Purchaser to consummate the transactions contemplated by this Agreement. Notwithstanding anything contained herein to the contrary, Purchaser shall be under no obligation whatsoever to make or accept or engage in negotiations for any settlement with any governmental entity or any other arrangement involving the sale, disposition, or separate holding, through the establishment of a trust, or otherwise, of the business or any of the assets of the Company or the Subsidiaries acquired pursuant to this Agreement, or any portion thereof, or particular assets of Purchaser or its subsidiaries in order to complete the transactions contemplated herein.

          (ii) The Company, on the one hand, and Purchaser and OS, on the other, each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Purchaser, OS or the Company, as the case may be, or any of their subsidiaries, from any governmental entity with respect to the Offer or any of the other transactions contemplated by this Agreement.

          E. Directors' and Officers' Insurance. After the purchase of Shares pursuant to the Offer, the Company shall continue to maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of three years, provided, however, that (x) the Company may substitute therefor policies (which may be "tail" policies) containing terms with respect to coverage and amount no less favorable in any material respect to such directors and officers, and (y) if the existing D&O Insurance expires, is terminated or canceled during such three- year period, the Company will use commercially reasonable efforts to obtain similar D&O Insurance.

          F. Certain Compensation. Notwithstanding anything in this Agreement to the contrary, the Company is permitted to pay up to $25,000 in the aggregate to its directors for services rendered in their active roles in connection with the negotiation of the transactions contemplated by this Agreement, of which $12,500 was paid prior to the date hereof.

          G. Bonus. If the Net Worth and the Net Working Capital (as such terms are defined below) of the Company as of the end of the Company's fiscal month immediately preceding the month during which the Closing occurs (the "Target Date") are equal to or greater than $2,522,500 and $1,917,500 respectively (the "Target Net Worth" and "Target Working Capital") the Company shall pay to Daniel Gorney, Ronald Spinelli and Thomas Archbold $10,000, $15,000 and $10,000 respectively. If the Net Worth as of the Target Date exceeds the Target Net Worth and the Net Working Capital as of the Target Date exceeds the Target Working Capital then, in addition to the amounts provided in the immediately preceding sentence, Messrs. Gorney, Spinelli and Archbold will each be paid 10% of the lesser of (x) the Net Worth as of the Target Date over the Target Net Worth and (y) the Net Working Capital as of the Target Date over the Target Working Capital, up to the maximum additional amount of $10,000 each. Notwithstanding the foregoing, and subject to the following sentence, the bonuses paid under this Section to Messrs. Archbold and Spinelli will be a guaranteed minimum of $5,000 each. The bonuses provided for in this Section will be payable to any of Messrs. Gorney, Spinelli and Archbold only if the Closing occurs under this Agreement and only if such individual is employed by the Company for at least ninety days following the purchase of the Shares (or is terminated prior to such date without cause) and will be paid, less applicable withholding taxes, no later than 120 days after such date.

          For purposes of this agreement, "Net Working Capital" of the Company as of the Target Date is defined as the excess of the inventory, accounts receivable and cash of the Company as of the Target Date over the trade accounts payable, accrued payroll, accrued payroll taxes and the other current liabilities of the Company as of the Target Date. For purposes of this Agreement, the "Net Worth" of the Company as of the Target Date shall mean the excess of the total assets of the Company over the total liabilities of the Company, in each case as of the Target Date.

          The Net Worth and Net Working Capital of the Company shall be computed by the Company's Chief Financial Officer and verified by Purchaser's accountants in accordance with generally accepted accounting principles applied on a basis consistent with the past practices of the Company, except as specifically provided herein.

          In computing the Company's Net Worth and Net Working Capital, no accrual shall be taken or amounts otherwise deducted for the bonuses payable pursuant to this Section or for the legal, accounting, printing, transfer agent, fairness opinion and other expenses incurred by the Company in connection with the transactions contemplated hereby.


                                   SECTION IX

                             CONDITIONS TO THE OFFER

          A. Conditions to the Obligations of OS and Purchaser. The obligations of OS and Purchaser to consummate the purchase of the Shares pursuant to the Offer are subject to the satisfaction or waiver of the following conditions:

          (i) Effective on the Closing Date, Mr. Meyers shall have been elected President and Chief Executive Officer of the Company (unless he declines to serve as such) and the employment of Mr. Meyers shall not have been terminated by the Company without "Cause," as reasonably determined by the Board of Directors;

          (ii) The Company or the Board, shall have received the written opinion of the Financial Advisor, that the terms of the Offer are fair, from a financial point of view, to the stockholders of the Company and such opinion shall not have been withdrawn;

          (iii) Stephen V. Ardia, Kenneth Granat, Thomas I. Altholz and Justin Wernick shall have resigned from the Company's Board of Directors, provided, however, that Purchaser has designated Andrew H. Meyers, and/or another director who shall be reasonably acceptable to the Board, willing to serve as a director. Andrew H. Meyers and up to four additional individuals designated by Purchaser and reasonably acceptable to the Board shall have been appointed to the Board. The Company shall not be deemed to have failed to meet this condition if Purchaser fails to timely designate its nominees for election to the Board, such nominees are, in the reasonable judgment of the Board, not qualified to serve as members of the Board or Andrew H. Meyers or such designees resign or otherwise refuse to serve as directors of the Company.

          (iv) Purchaser shall have received the legal opinion of Kaufman & Moomjian, LLC, counsel to the Company, in the form attached hereto as Exhibit IX.(A)(iv).

          (v) The Shareholders Agreement dated the date hereof among OS, Purchaser, the Company, Kenneth Granat, Stephen V. Ardia, Thomas I. Altholz, Justin Wernick, Daniel Gorney, Donald Cecil, Trigran Investments, L.P., The Granat Family Limited Partnership and Kenneth Granat 1990 Family Trust (the "Shareholders Agreement") providing among other things, for the tender of Shares pursuant to the Offer shall remain in full force and effect unless breached or terminated by OS or Purchaser;

          (vi) No change shall have occurred in any governmental regulation of and reimbursement rules relating to business of the Company, or the products sold by the Company, which has a Company Material Adverse Effect;

          (vii) The Company shall have obtained and OS shall have received copies of all consents, agreements and governmental approvals necessary or appropriate for consummation of the transaction contemplated hereby, including any consent, which if not obtained, would give the other party to any agreement, license or lease with the Company, the right to terminate such agreement, or accelerate any obligation of the Company thereunder or which would otherwise constitute a default thereunder by the Company provided, the Company shall not be required to obtain the consent of the other party to any agreement which provides for receipt of or repayment by the Company of less than $12,500 or which is set forth on the Company Disclosure Schedule;

          (viii) Except for the bonuses required pursuant to Section VIII.G., or otherwise set forth on the Company Disclosure Schedule, consummation of the Offer will not give rise to any obligation for any severance, bonus, change of control or "golden parachute" payments to any employees of the Company;

          (ix) As of the Closing Date, the Company shall have issued and outstanding no more than 2,613,181 Shares plus such number of Shares as may be issued pursuant to the exercise of Options outstanding as of the date hereof as indicated on the Company Disclosure Schedule. As of the Closing Date, the Company shall have no options, warrants or other rights to purchase or acquire Shares outstanding other than the Options indicated on the Company Disclosure Schedule, less those which are exercised or redeemed subsequent to the date hereof;

          (x) The representations and warranties made by the Company herein shall have been correct as of the date of this Agreement, except for such exceptions, which individually or in the aggregate, would not constitute a material breach of any representation or warranty of the Company contained herein. The representations and warranties made by the Company herein shall be correct as of the Closing Date in all respects with the same force and effect as though such representations and warranties had been made as of the Closing Date, except for such exceptions which, individually or in the aggregate, would not constitute a Company Material Adverse Effect;

          (xi) The Agreement evidencing the OS Options and the corresponding Registration Rights Agreement with respect to the shares underlying the OS Options shall have been executed and delivered by the Company and such OS Options shall have been granted;

          (xii) The Company's loan agreements with American National Bank and the extension thereof to the earlier to occur of February 28, 2001 or the Closing Date shall remain in full force and effect;

          (xiii) The Stock Option Agreement dated the date hereof between the Company and Mr. Meyers shall remain in full force and effect (unless he shall have declined to accept or continue employment with the Company or was terminated by the Company for cause);

          (xiv)     Each of the Offer Conditions shall have been satisfied.

          B. Conditions to the Obligations of the Company. The obligations of the Company to take any of the actions required to be taken by it at Closing are subject to the satisfaction of the following conditions:

          (i) The Company or the Board shall have received the written opinion of the Financial Advisor, that the terms of the Offer are fair, from a financial point of view, to the stockholders of the Company and such opinion shall not have been withdrawn;

          (ii) The Company shall have received the legal opinion of Herrick, Feinstein LP, counsel to OS and Purchaser, in the form attached hereto as
Exhibit IX. B(ii);

          (iii) OS and Purchaser shall have obtained and the Company shall have received copies of all consents, agreements and governmental approvals necessary or appropriate for consummation of the transaction contemplated hereby by OS and Purchaser;

          (iv) The representations and warranties made by OS and Purchaser herein shall be correct as of the Closing Date in all respects with the same force and effect as though such representations and warranties had been made as of the Closing Date, except for such exceptions which, individually or in the aggregate, would not have a material adverse effect on the financial condition, business, assets or results of operations of the Purchaser and OS.

          (v) Purchaser or its assignees shall, at the Closing, have sufficient funds to purchase, subject to the terms and conditions of the Offer, all Shares (up to 1,959,886) tendered and not withdrawn.


                                    SECTION X

                                   TERMINATION

          A. Termination. This Agreement may be terminated and the Offer may be abandoned at any time prior to the purchase of Shares pursuant thereto:

          (i) by mutual written consent of the Company and OS upon a vote of their respective Boards of Directors;

          (ii) by either the Company or OS, if there shall be any applicable domestic law, rule or regulation that makes consummation of the Offer illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Offer, and such judgment, injunction, order or decree shall become final and nonappealable;

          (iii) by Purchaser by action of the Board of Directors of Purchaser at any time prior to the time Purchaser purchases Shares pursuant to the Offer, if
(w) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company, and such failure shall not have been cured prior to the earlier of (A) five (5) business days following the giving of written notice to the Company of such failure or (B) the business day prior to the date on which the Offer is then scheduled to expire, (x) the Board shall have amended or modified in a manner adverse to Purchaser its approval or recommendation of the Offer, shall have withdrawn such recommendation or shall have, approved or recommended any other Company Acquisition Proposal, or shall have resolved to do any of the foregoing, or (y) the shareholders of the Company shall have tendered less than 1,332,722 of the Shares or the shareholders which are party to the Shareholders Agreement shall have tendered in the aggregate less than 1,305,606 of their Shares in accordance with the Shareholders Agreement; and, in each case, OS and Purchaser are not in violation of Section IX. B(iv).

          (iv) by the Company by action of the Board at any time prior to the time Purchaser purchases Shares pursuant to the Offer, if Purchaser (x) shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Purchaser, and such failure shall not have been cured prior to the earlier of
(A) five (5) business days following the giving of written notice to Purchaser of such failure or (B) the business day prior to the date on which the Offer is then scheduled to expire or (y) shall have failed to commence the Offer within the time required in Section I.A. and the Company is not in violation of Section
IX. A(x).

          (v) by the Company by action of the Board, if the Board receives or there is publicly announced a bona fide written Company Acquisition Proposal (which Company Acquisition Proposal was unsolicited and did not otherwise result from a breach of Section V.C.) and the Board determines in good faith (i) that such Company Acquisition Proposal is reasonably likely, if consummated, to result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (a "Superior Proposal") and (ii) after consultation with outside counsel, that approval, acceptance or recommendation of such Company Acquisition Proposal or tender or exchange offer is necessary in order for its directors to comply with their respective fiduciary duties, and the Company shall substantially concurrently with such termination enter into a definitive agreement containing the terms of a Superior Proposal; provided, however, that the Company shall not exercise its right to terminate this Agreement pursuant to this Section X.A.(v) until after three (3) days following Purchaser's receipt of written notice (a "Notice of Superior Proposal") from the Company advising Purchaser that the Company's Board of Directors has received a Superior Proposal (or that a tender or exchange offer with respect to the Shares has been commenced) and that the Board will, subject to any action taken by Purchaser pursuant to this sentence, cause the Company to accept such Superior Proposal (or recommend such tender or exchange offer), and specifying the material terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal shall require an additional Notice of Superior Proposal and a new three day period).

          (vi) by either the Company or OS if the Offer shall not have been consummated by March 31, 2001 (other than through the failure of the party seeking termination to comply with its obligations under this Agreement).

          B.   Effect of Termination.

          If this Agreement is terminated pursuant to Article X.A., no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this
Section X.B and Section XI below.

          (i) If this Agreement  shall be terminated by the Company  pursuant to
Section X. A. (v), then the Company shall promptly, but in no event later than ten days after receipt of a statement, reimburse Purchaser's reasonable out of pocket costs and expenses actually incurred in connection with this Agreement and the transactions contemplated hereby.

          (ii) If (X) the Purchaser shall terminate this Agreement pursuant to clause (x) of Section X.A.(iii), or the Company shall have terminated this Agreement when it did not have a right to do so under Section X.A., then, notwithstanding the fact that grounds may also exist to terminate this Agreement under clause (w) or (y) of Section X.A. (iii), the Company shall promptly, but in no event later than ten days after receipt of a statement, reimburse Purchaser's reasonable out-of-pocket costs and expenses actually incurred in connection with this Agreement and the transactions contemplated hereby; and (Y) the Purchaser shall terminate this Agreement pursuant to clause (w) or (y) of Sections X.A. (iii), then the Company shall promptly, but in no event later than ten days after receipt of a statement, reimburse Purchaser's reasonable out-of-pocket expenses actually incurred in connection with this Agreement and the transactions contemplated hereby up to a maximum of $325,000, of which the first $250,000 would be paid in cash and the excess over $250,000 paid in Shares valued at $1.525 per share.

          (iii) If the  Company  shall  terminate  this  Agreement  pursuant  to
Section X.A.(iv), or the Purchaser shall have terminated this Agreement when it did not have a right to do so under Section X.A., then Purchaser shall promptly, but in no event later than ten days after receipt of a statement, reimburse the Company's reasonable out-of-pocket costs and expenses actually incurred in connection with this Agreement and the transactions contemplated hereby up to a maximum of $150,000.

          The parties agree that the amounts provided for in the preceding clauses (i) through (iii) constitute a fair and reasonable estimate of the damages to the intended recipient thereof resulting from the failure to consummate the Offer and that upon payment of the specified amount, neither party shall have any further liability to the others under this Agreement or in connection with the transactions contemplated hereby.

          Each of the parties acknowledges that the agreements contained in this Section to reimburse the other for its expenses are an integral part of this Agreement and that without these agreements neither would have entered into this Agreement. Accordingly, if either party fails to promptly pay the amount due pursuant to clauses (i) through (iii) of this Section and, in order to obtain payment the aggrieved party commences a suit which results in a judgment against the defaulting party for the fee provided above, the defaulting party shall pay to the aggrieved party its costs and expenses (including reasonable attorneys' fees) in connection with such suit and interest on the amount due at the base rate of Citibank, N.A. on the date such payment was required to be made.



                                   SECTION XI

                                  MISCELLANEOUS

          A. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopy, nationally recognized overnight courier, or registered or certified mail, postage prepaid, as follows:

               (1)  If to the Company:

                    The Langer Biomechanics Group, Inc.
                    450 Commack Road
                    Deer Park, New York 11729
                    Attn: Thomas G. Archbold
                    with a copy to:

                    Kaufman & Moomjian, LLC
                    Suite 206
                    50 Charles Lindbergh Blvd.
                    Mitchel Field, New York 11553
                    Attention: Gary T. Moomjian, Esq.

               (2)  If to OS:

                    OrthoStrategies, Inc.
                    c/o Andrew H. Meyers
                    31 The Birches
                    Roslyn Estates, NY 11576


                    with a copy to:

                    Herrick, Feinstein LLP
                    2 Park Avenue
                    New York, New York  10016
                    Attention:  Lawrence M. Levinson, Esq.
                    Telecopy No.:  (212) 889-7577

               (3)  If to the Purchaser:

                    OrthoStrategies Acquisition Corp.
                    c/o Andrew H. Meyers
                    31 The Birches
                    Roslyn Estates, NY 11576

                    with a copy to:

                    Herrick, Feinstein LLP
                    2 Park Avenue
                    New York, New York  10016
                    Attention:  Lawrence M. Levinson, Esq.
                    Telecopy No.:  (212) 889-7577

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, with a confirmation copy delivered by overnight courier, one business day after delivery to an overnight courier and two business days after the date of mailing, if mailed.

-p

          B. Survival of Representations. The covenants and agreements of the parties contained in Sections VIII.C., VIII.E., VIII.F, VIII.G, X.B and XI shall survive the purchase of Shares pursuant to the Offer or any other termination of this Agreement. All other representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the purchase of the Shares in the Offer.

          C. Expenses. Except as otherwise provided herein, each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

          D. Invalidity. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

          E. Successors and Assigns. Purchaser shall have the right, at Closing, to assign the right to purchase the Shares, in whole or in part, to another entity controlled by OS or to any of the shareholders of OS or related investors which have committed to fund Purchaser (or designees thereof) as noted in
Section IV.H, provided that no such assignment shall relieve Purchaser or OS from any of its obligations hereunder. Such designees shall at the Closing deliver affirmative representations as to their organization, authority, capacity, and lack of conflicts in purchasing the Shares. Subject to the limitations of the first sentence of this paragraph, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, Purchaser and OS, respectively.

          F. Governing Law. The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be governed by and construed pursuant to and in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

          G.   Counterparts.   This  Agreement  may be executed in counterparts,
each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          H. Entire Agreement; Amendments. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived prior to the purchase of Shares pursuant to the Offer if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, OS and Purchaser or, in the case of a waiver, by the party against whom the waiver is to be effective.

          IN WITNESS WHEREOF, this Tender Offer Agreement has been duly executed by the parties hereto as of the date first above written.

                                   ORTHOSTRATEGIES, INC.


                                   By:  /s/ Andrew H. Meyers
                                      ----------------------------------------
                                      Name:  Andrew H. Meyers
                                      Title: President



                                   ORTHOSTRATEGIES ACQUISITION CORP.


                                   By:  /s/ Andrew H. Meyers
                                      ----------------------------------------
                                      Name:  Andrew H. Meyers
                                      Title: President


                                   THE LANGER BIOMECHANICS GROUP, INC.


                                   By:  /s/ Steven V. Ardia
                                      ----------------------------------------
                                      Name:  Steven V. Ardia
                                      Title: Chairman

                                                                         Annex A

          I.   Certain Conditions of the Offer.

          (i) The capitalized terms used in this Annex A have the meanings set forth in the attached Tender Offer Agreement. Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, or may delay the acceptance for payment of or payment for, any tendered Shares, or may, in its sole discretion, terminate or amend the offer as to any Shares not then paid for if, (i) prior to the expiration of the Offer,
(x) less than 1,332,722 Shares shall have been validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition") or (y) any necessary or required consent, registration, approval, permit or authorization of any governmental entity applicable to the Offer shall not have been obtained or (ii) on or after December 29, 2000 and at or before the time of payment for any of such Shares (whether or not any Shares have theretofore been accepted for payment), any of the following events shall occur:

               (a) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the NASDAQ SmallCap Market for a period in excess of three hours (other than a suspension or limitation triggered by price fluctuations and suspensions or limitations resulting from physical damage to or interference with the systems of NASDAQ provided such interference is not related to market conditions), (ii) a declaration of a banking moratorium in the United States or any suspension of payments in respect of banks in the United States, (iii) a commencement or escalation of a war, armed hostilities or other international or national calamity resulting in a general mobilization of a substantial portion of the armed forces of the United States; (iv) the imposition by the Federal Reserve of a limitation on the extension of credit by United States banks or a decline of at least 30% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 index from the date of the Tender Offer Agreement;

               (b) the Company  shall have  breached or failed to perform in any material respect any of its obligations, covenants or agreements contained in the Tender Offer Agreement; any representation or warranty made by the Company in the Tender Offer Agreement shall have been inaccurate or incomplete as of the date of the Tender Offer Agreement, except for such exceptions, which individually or in the aggregate, would not constitute a material breach of any representation or warranty of the Company contained in the Tender Offer Agreement; or any representation or warranty of the Company set forth in the Tender Offer Agreement shall have been inaccurate or incomplete as of the Closing Date, except for such exceptions as of the Closing Date which, individually or in the aggregate, would not constitute a Company Material Adverse Effect.

               (c) there shall be instituted or pending any action, litigation, proceeding, investigation or other application (herein an "Action") before any court or other governmental authority by any governmental authority or instituted or pending any action by any other person, domestic or foreign: (i) challenging the acquisition by Purchaser of Shares, seeking to restrain or prohibit the consummation of the transactions contemplated by the Offer, seeking to obtain any material damages or otherwise directly or indirectly relating to the transactions contemplated by the

Offer; (ii) seeking to prohibit, or impose any material limitations on, Purchaser's ownership or operation of all or any portion of its or the Company's business or assets (including the business or assets of their respective affiliates and subsidiaries), or to compel Purchaser to dispose of or hold separate all or any portion of Purchaser's or the Company's business or assets (including the business or assets of their respective affiliates and subsidiaries) as a result of the transactions contemplated by the Offer; (iii) seeking to make the acceptance for payment, purchase of, or payment for, some or all of the Shares illegal or render Purchaser unable to, or result in a delay in, or restrict, the ability of Purchaser to, accept for payment, purchase or pay for some or all of the Shares; (iv) seeking to impose material limitations on the ability of Purchaser effectively to acquire or hold or to exercise full rights of ownership of the Shares including, without limitation, the right to vote the Shares purchased by it on an equal basis with all other Shares on all matters properly presented to the stockholders; or (v) that, in any event, is reasonably likely to have a Company Material Adverse Effect.

               (d) any statute, rule, regulation, order or injunction shall be enacted, promulgated, entered, enforced or deemed applicable to the Offer, or any other action shall have been taken, proposed or threatened, by any court or other Governmental Entity that could be expected to, directly or indirectly, result in any of the effects of, or have any of the consequences sought to be obtained or achieved in, any action referred to in clauses (i) through (v) of paragraph (c) above;

               (e) any person, entity or group shall have entered into a definitive agreement or an agreement in principle with respect to a tender offer or exchange offer for some portion or all of the Shares or a merger, consolidation, acquisition, reorganization, recapitalization or other business combination with or involving the Company;

               (f) the Board of Directors of the Company (or a special committee thereof) shall have amended, modified or withdrawn its approval or recommendation of the Offer or the Tender Offer Agreement or shall have endorsed, approved or recommended any other Company Acquisition Proposal, or shall have resolved to do any of the foregoing; or

               (g) the Agreement shall have been terminated by the Company or Purchaser in accordance with its terms or Purchaser shall have reached an agreement or understanding in writing with the Company providing for termination or amendment of the Offer or delay in payment for the Shares;

which in the reasonable judgment of Purchaser, in any such case, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

          The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to such condition or may be waived by Purchaser, by express and specific action to that effect, in whole or in part at any time and from time to time in its sole discretion.

          The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

               EXHIBITS TO TENDER OFFER AGREEMENT

Annex A        Tender Conditions
V.G.           Option Redemption Schedule
V.J.           Form of Option Agreement -
               Andrew Meyers
V.K.           Form of Option Agreement -
               OS Options; form of Registration Rights Agreement
IX(A)(iv)      Kaufman & Moomjian Opinion Letter
IX(B)(ii)      Herrick, Feinstein LLP Opinion Letter